UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Corgi ETF Trust I

(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

425 Bush Street, Suite 500 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Shares of beneficial interest, no par value, of:
Corgi Emerging Markets Equities 15% Structured Buffer ETF - May Series	Cboe BZX Exchange, Inc.	41-5326224
Corgi International Developed Equities 15% Structured Buffer ETF - May Series	Cboe BZX Exchange, Inc.	42-1827564
Corgi Growth & Technology 10% Structured Buffer ETF - May Series	Cboe BZX Exchange, Inc.	42-1854869
Corgi U.S. Equities 100% Structured Buffer ETF - May Series	Cboe BZX Exchange, Inc.	42-1827599
Corgi U.S. Equities 30% Structured Buffer ETF - May Series	Cboe BZX Exchange, Inc.	42-1855146
Corgi U.S. Small-Cap 15% Structured Buffer ETF - May Series	Cboe BZX Exchange, Inc.	42-1855170
Corgi Mag 7 ETF	Cboe BZX Exchange, Inc.	61-2335600
Corgi Bay Area Based ETF	Cboe BZX Exchange, Inc.	41-4895105
Corgi NYC Based ETF	Cboe BZX Exchange, Inc.	61-6745531
Corgi Aerospace & Commercial Aviation ETF	Cboe BZX Exchange, Inc.	41-4868800
Corgi AI Cybersecurity ETF	Cboe BZX Exchange, Inc.	41-4869514
Corgi Battery Energy Storage Systems ETF	Cboe BZX Exchange, Inc.	41-4882099
Corgi Beauty, Skincare & Aesthetics ETF	Cboe BZX Exchange, Inc.	41-4912495
Corgi Coffee & Energy Drinks ETF	Cboe BZX Exchange, Inc.	38-4389066
Corgi Crypto Infrastructure ETF	Cboe BZX Exchange, Inc.	41-5270850
Corgi Data & Surveillance ETF	Cboe BZX Exchange, Inc.	38-4389008
Corgi Genomics & Precision Medicine ETF	Cboe BZX Exchange, Inc.	30-1485421
Corgi High Voltage Grid Equipment ETF	Cboe BZX Exchange, Inc.	61-2335747
Corgi Lifestyle Brands ETF	Cboe BZX Exchange, Inc.	41-5130792
Corgi Longevity Consumer ETF	Cboe BZX Exchange, Inc.	41-5137912
Corgi Natural Gas Power & Turbines ETF	Cboe BZX Exchange, Inc.	41-5138138
Corgi Ports, Rail & Freight ETF	Cboe BZX Exchange, Inc.	41-5240056
Corgi Quantum Computing ETF	Cboe BZX Exchange, Inc.	35-2951139
Corgi Robots & Humanoids ETF	Cboe BZX Exchange, Inc.	32-0847127
Corgi Shipping & Global Logistics ETF	Cboe BZX Exchange, Inc.	32-0847148
Corgi Sports Betting & Gambling ETF	Cboe BZX Exchange, Inc.	37-2225800
Corgi Travel & Leisure ETF	Cboe BZX Exchange, Inc.	61-2338562
Corgi U.S. War Machine ETF	Cboe BZX Exchange, Inc.	37-2225755
Corgi Buy Now Pay Later ETF	Cboe BZX Exchange, Inc.	38-4389994
Corgi Space & Satellite Communications ETF	Cboe BZX Exchange, Inc.	41-5240104
Corgi Digital Banking & Fintech Infrastructure ETF	Cboe BZX Exchange, Inc.	30-1486334
Corgi Lithography & Semiconductor Photonics ETF	Cboe BZX Exchange, Inc.	32-0847130
Corgi Drones & Urban Air Mobility ETF	Cboe BZX Exchange, Inc.	36-5172385
Corgi IP Licensing & Royalties ETF	Cboe BZX Exchange, Inc.	37-2225803

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-289838 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest is incorporated herein by reference to Post-Effective Amendment No.22 and Post-Effective Amendment No.23 to the Corgi ETF Trust I (the “Registrant”) registration statement on Form N-1A, filed with the Securities and Exchange Commission on April 29, 2026 and April 30, 2026, respectively (File Nos. 333-289838; 811-24117) for each of the funds set forth therein, shares of beneficial interest, no par value per share. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.

Registrant’s Amended and Restated Agreement and Declaration of Trust. Incorporated by reference to the Registrant’s Post-Effective Amendment on Form N-1A, filed April 29, 2026 (File Nos. 333-289838; 811-24117), Accession No. 0002078265-26-000058, Exhibit (a)(iii).

2.

Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

3.

Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-289838; 811-24117), as filed with the Securities and Exchange Commission on August 25, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of San Francisco and the State of California.

Corgi ETF Trust I
(Registrant)

Date:	May 1, 2026
By:	/s/ Emily Z. Yuan
Name:	Emily Z. Yuan
Title:	President and Principal Executive Officer